UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               July 24, 2007

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 5.02(d)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                        Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2007 the Board of Directors of Flushing Financial Corporation (the "Company"), the parent company of Flushing Savings Bank, FSB (the "Bank") appointed Sang Ki "Sam" Han to the Company's Board of Directors, as well as to the Bank's Board of Directors, effective September 1, 2007. Mr. Han will receive the customary annual retainer, fees, and benefits for his service on the Boards of Directors. Mr. Han will also be eligible to participate in the Company's 2005 Omnibus Plan and the Bank's Outside Director Deferred Compensation Plan. A copy of the press release announcing Mr. Han's appointment to the Boards of Directors is attached as Exhibit 99.1 and incorporated herein by reference.

Prior to Mr. Han's appointment to the respective Boards, the Bank made loans to entities to which he and/or his wife are controlling shareholders. The loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

Item 9.01    Exhibits

99.1. Flushing Financial Corporation Press Release, dated July 30, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: July 30, 2007	By:	/s/ Maria A. Grasso
Maria A. Grasso
	Title:	Executive Vice President
and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
99.1	Flushing Financial Corporation Press Release,
dated July 30, 2007